EXHIBIT 10.17

                                   RESOLUTIONS

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                        PHYAMERICA PHYSICIAN GROUP, INC.

                                December 20, 2000

         WHEREAS, the Company currently has in place the following stock option or purchase plans: (i) the 1991 Stock Option Plan of Coastal Healthcare Group, Inc., (ii) the Coastal Healthcare Group, Inc. Employee Stock Purchase Plan,
(iii) the Coastal Healthcare Group, Inc. Independent Directors' Stock Option Plan, and (iv) the 1987 Non-qualified Stock Option Plan of Coastal Physician Group, Inc. Amended and Restated as of March 23, 1994 (as amended March 19,
1996) (collectively, the "Plans"); and

         WHEREAS, the price at which the stock of the Company are currently trading is such that the opportunity to acquire stock no longer serves as an inducement to employees or Directors or encourages participation in the Plans; and
         WHEREAS, the Board has determined that the costs of maintaining and administering the Plans outweigh any benefits to the Company, its Directors or employees and that therefore, it is in the best interests of the Company to issue no further shares under the Plans and to terminate such Plans;

         NOW, THEREFORE, BE IT RESOLVED, that the 1991 Stock Option Plan of Coastal Healthcare Group, Inc. is hereby terminated, as permitted by Section 12 thereof, such termination to be effective without the approval of the stockholders of the Company; and

         FURTHER RESOLVED, that the Coastal Healthcare Group, Inc. Employee Stock Purchase Plan is hereby terminated as is permitted by its terms, and

         FURTHER RESOLVED, that the Coastal Healthcare Group, Inc. Independent Directors' Stock Option Plan is hereby terminated as permitted by Section 9(a) thereof, and

         FURTHER RESOLVED, THAT THE 1987 Non-qualified Stock Option Plan of Coastal Physician Group, Inc. Amended and Restated as of March 23, 1994 (as amended March 19, 1996) is hereby terminated, as permitted by Section 11 thereof.